Exhibit No. 32.1
SMSA Ballingere Acquisition Corp.
File No. 0-55108
Form 10-Q
Quarter ended September 30, 2015

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of SMSA Ballinger Acquisition Corp. (the “Company”) on Form 10-Q for the period ended September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Orsolya Peresztegi, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2015	By: /s/ Orsolya Peresztegi Orsolya Peresztegi Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SMSA Ballinger Acquisition Corp. and will be retained by SMSA Ballinger Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.  The foregoing certificate is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as a part of the Report or as a separate disclosure document.